PRODUCTION SHARING CONTRACT
ON COAL BED METHANE GAS OPERATIONS

IN PORTIONS OF PETROLEUM EXPLORATION AREAS
NEMEGT-VI AND BORZON-VII

BETWEEN
THE PETROLEUM AUTHORITY OF MONGOLIA
AND
STORM CAT ENERGY CORPORATION

dated February 26, 2004

PRODUCTION SHARING CONTRACT

This is a Product Sharing Contract signed by the Petroleum Authority of Mongolia, on the one side (hereinafter "PAM"), and Storm Cat Energy Corporation, on the other (hereinafter the "Contractor") on the day of February 26, 2004.

GENERAL PROVISIONS

The purpose of this Contract is to establish regulation of relations between the Contractor and PAM, authorized by the Government of Mongolia to enter on its behalf into Contract related to Coal Bed Methane gas (CBM) Operations in the territory of Mongolia, and exercise supervision over implementation thereof.

The Contractor shall have exclusive rights for conducting Coal Bed Methane gas (CBM) Operations in the Contract Area for Exploration as described in Annexes, attached hereto and made the integral part of the present Contract .

The land, except that privately owned by Mongolian citizens, as well as the subsoil shall be the property of the State. Mongolia in the interest of all its people may allow foreign nationals, legal persons to lease land and exploit natural resources for a specified period of time, purpose, under conditions and procedures as provided for by law.

NOW, THEREFORE, have agreed as follows:

ARTICLE I
REPRESENTATIVES

1.1

DESIGNATION OF REPRESENTATIVES

a)

The Government of Mongolia hereby designates Mr. O. Davaasambuu, the Chairman of the PAM, or any other authorized person, as its representative (the "Government Representative") under this Contract.

b)

The Contractor hereby designates Mr. Craig Steinke, Manager of Acquisition of Storm Cat Energy Corporation, as its representative (the "Contractor Representative") under this Contract

c)

The Government Representative or the Contractor Representative may be changed by notice to the other party in accordance with Article XXIII hereof.

1.1

 GOVERNMENT REPRESENTATIVE'S RIGHT OF ACCESS

a)

The Government Representative (or any other person assigned and authorized by the Government Representative) shall have access to the Contract Area and to all Operations, and the Contractor shall provide all possible assistance to the Government Representative to exercise such right of access.

b)

The local administrative organizations of Mongolia shall visit the site of the Contractor's Operations only to gain access.

c)

Any legally authorized person has right to access and exercise supervision over implementation.

ARTICLE II

DEFINITIONS

2.

DEFINED TERMS

If there is not explanation for certain case, the defined terms and understandings, forms originating hence shall have the meanings set forth in this Article 2:

Coal Bed Methane gas ICBM) means Natural Gas (mainly Methane) contained in coal or bituminous lignite beds, shales and tight sands under reservoir condition and extracted there from during CBM Operations.

"Petroleum" means liquid petroleum and different compounds of hydrocarbons occurring under the surface of the earth and which may be extracted in liquid, gaseous or solid state individually or in combination.

"Natural Gas" means hydrocarbons that are in a gaseous phase at atmospheric conditions of temperature and pressure including wet mineral gas, dry mineral gas, casing-head gas and residue gas remaining after the extraction or separation of liquid hydrocarbons from wet gas, and non-hydrocarbon gas produced in association with liquid or gaseous hydrocarbon.

"Petroleum Law" means the Petroleum Law of Mongolia, which entered into force on February 13, 1991 and any Laws amending or in substitution for, or in lieu of such law.

"Regulation for Implementing the Petroleum Law" means the Regulation for Implementing the Petroleum Law of Mongolia adopted by Government of Mongolia/Resolution No.204/ in 1991.

"Rules" mean rules, issued by the Petroleum Authority of Mongolia in accordance with the Article 5 of the Regulation for Implementing the Petroleum Law of Mongolia should be followed compulsory in the process of carrying out CBM Operations.

"Coal Bed Methane gas (CBM) Operations" mean operations related to the exploration, development, protection, production, processing, transportation, storage and marketing of CBM in scope of this Contract.

"PAM" means the Petroleum Authority of Mongolia authorized by the Government of Mongolia to enter on its behalf into Contract related to CBM Operations in connection with operations in the territory of Mongolia, and exercise supervision over implementation thereof.

"Laws" means any applicable Mongolian laws, or any other legal acts, whether now existing or hereafter enacted.

"Legal Person" means a corporation, company or other entity recognized as such by the Laws.

"Production Sharing Contract" means this Contract executed by the PAM and the Contractor for conducting CBM Operations in the Contract Area and approved by the Government of Mongolia.

"Effective Date" means the date on which this Contract is approved by the Government of Mongolia.

"Exclusive right for conducting CBM Operations" means only the Contractor conduct exercise special rights provided for in this Contract only for CBM Operations when it is in effect.

"Subcontractor" means any legal person or individual, which concluded a Contract with the Contractor to carry out certain portions of the CBM Operations.

"Contract Area" means the area shown on and described in Annexes herein from the Effective date as such area shall have been reduced from time to time by relinquishments made in accordance with Article Vll.

"Block Unit" means an area equal to multiplied ten (10) minutes latitude by ten (10) minutes of longitude.

"Contract Year" means any period of twelve (12) consecutive Calendar Months counted from the Effective Date of this Contract or from the anniversaries of such Effective Date.

"Appraisal Area" means one or more geological structure(s) or occurrence(s) that the Contractor determines to be worthy of being appraised by an Appraisal Program.

Field means an Area containing one or more natural reservoirs discovered on one or more wells, and similar in geological structure and stratigraphy, determined to be worthy of being developed.

"Appraisal Program" means a work program, submitted by the Contractor, including a Budget, for the purpose to evaluate and delineate a Commercial Discovery.

"Discovery Well" means a well by which Contractor discovers the existence of a CBM reservoir, which is determined to require further evaluation for the purpose of determining whether such reservoir could constitute a Commercial Discovery.

"Commercial Discovery" means a discovery of a reserves of CBM which the PAM and Contractor determine to be capable of being developed commercially, based on consideration of all pertinent geological and geophysical data, development costs, transportation and marketing costs, available markets and other technical and economic factors deemed relevant.

"Operating Costs" means all costs and expenses except Exploration Costs and Development Costs.

"Development Area" means an area authorized by the Government of Mongolia for CBM Development within the Contract Area containing a Commercial Discovery.

"Appraisal Development" means a well development during appraisal, as international CBM industry, in purpose to determine Discovery Well or Commercial Discovery Well.

"Development Costs" means all costs and expenses (except Operating Costs and Exploration Costs) incurred in respect of Development Operations.

"Development Operations" means all operations in respect of one or more Commercial Discoveries, including:

1.

drilling and producing of development and delineation wells, and constructing and operating pipelines, terminals and other facilities;

2.

separating, treating, dehydrating, compressing, liquefying, storing, flaring, transporting and otherwise processing and handling CBM ; and

3.

re-pressuring, recycling, and conducting pressure maintenance, secondary, tertiary and other enhanced recovery activities.

"Development Period" means the period during which Development Operations will be carried out in accordance with this Contract, as specified in Article 5.5

"Development Plan" means a program of work, including a Budget, for Development Operations in respect of a Commercial Discovery.

"Exploration Operations" means such operations as:

1.

activities in respect of aerial and satellite mapping, geological, geophysical and geochemical surveys; drilling and production of exploration and appraisal wells; petrologic, mineralogical and paleontological studies, interpretations of data preparing reports on exploration activities;

2.

discovering one or more reservoirs which have not then been proved to be within a Commercial Discovery; and

3.

carrying out an Appraisal Program.

"Exploration Period" means the period during which Exploration Operations will be carried out in accordance with this Contract.

"Exploration Costs" means all costs and expenses (except Operating Costs and Development Costs) incurred in respect of Exploration Operations.

"Contract CBM" means CBM which is produced and saved from the Contract Area pursuant to this Contract; and for purpose of this definition, "produced" means caused or allowed to rise to the surface and to pass through Production Sharing Measurement facilities, and "saved" means made available to be taken and disposed of by a party hereto and not:

1.

injected into a subsurface stratum within the Contract Area; or

2.

used for filling up transferring pipe; or

3.

lost through flaring, venting shrinkage, evaporation or otherwise during Operations.

"Cost CBM" means a quantity of Contract CBM for recovering the Contractor's costs and expenses pursuant to Article 8.3.

"Production Sharing CBM" means the remaining part of Contract CBM after deducting the Royalty and Cost CBM.

"Production Sharing measurement" is as in Article 11.1.

"Royalty" means payment in accordance with the Petroleum Law of Mongolia for utilization of the natural non-renewable resources of Mongolia. Royalty shall be calculated with respect to total production of Contract CBM at the wellhead.

"Calendar Month" means one (1) of the twelve (12) calendar months according to the Gregorian Calendar, starting on the first day of such month and ending on the last day of such month, inclusive.

"Calendar Quarter" means a calendar quarter according to the Gregorian Calendar, being either the Calendar Months (i) January, February and March, (ii) April, May and June, (iii) July, August and September, or (iv) October, November, and December.

"Calendar Year" means a year according to the Gregorian Calendar starting on January I and ending on December 31, inclusive.

"Budget" means an estimate of income and expenditures.

"Accounting Procedure" means procedures and reporting requirements set forth in Annex.

"Tax" means a non-refundable capital entering to the State or Local budget, by determined percent calculated to income, estate, goods, service of citizens and enterprises for certain period, as stated in legislations.

"Fee" means a capital received by authorized entity for its each service for citizen and enterprises, and entering to the State or Local budget, as stated in legislations.

"Payment" means a capital entering to the State or Local budget and special funds, from citizen and enterprises for utilization of a State property (land except privatized to citizens, underground, its reserve, forest, water resource and others).

"Land Surface Rental" non-refundable payment to representative of the Government by size of a contract area as stated in "Regulation for Implementing the Petroleum Law" for Contractor's exclusive right only for CBM Operation in the contract area.

"Relinquishment of Areas" means relinquishment by Contractor voluntarily or in accordance with Contract some parts of Contract Area at the certain phase of exploration work.

ARTICLE III
RIGHTS AND OBLIGATIONS OF
GOVERNMENT REPRESENTATIVE AND CONTRACTOR

3.1

GOVERNMENT REPRESENTATIVE'S RIGHTS

The Government Representative shall have the following rights:

a)

to inspect CBM Operations of the Contractor;

b)

to possess all the original copies of geology, geophysics, petrochemistry geochemistry and other related fields data;

c)

to possess copies of documents related to all the Contractors operations, machinery, equipment, technical definitions, houses, constructions, its drafts and others;

d)

to exercise the right to request the Contractor to supply its share of CBM for Mongolia's internal consumption, at fair market value, if Contractors wishes price of the CBM shall be paid in foreign currency;

e)

to use or sell the it's share of Production Sharing CBM;

f)

to exercise other rights provided for in this Contract

3.2

GOVERNMENT REPRESENTATIVE'S OBLIGATIONS

The Government Representative shall assume the following responsibilities:

a)

to support CBM operations conducted by Contractor;

b)

to inspect and supervise implementation of  Mongolian legislation related to CBM Operations;

c)

to exercise other rights provided for in this Contract

3.3

CONTRACTOR 'S RIGHTS

a)

The Contractor shall have the exclusive rights to conduct CBM Operations within the Contract Area;

b)

The Contractor shall have a right to requisite approvals, to construct pipelines, bridges, roads, storage facilities, houses, landing fields, radio towers and communication facilities;

c)

The Contractor shall have a right to use or sell (both within the Mongolia and abroad) the Contractor's share of Production Sharing CBM;

d)

The Contractor shall have a right to assign, transfer, or otherwise convey of all or part of its rights and interests under this Contract to any third party with the prior written consent of the Government Representative, which will not be unreasonably withheld;

3.4

CONTRACTOR S OBLIGATIONS

During the conduct the CBM Operations the Contractor shall assume the following responsibilities:

a)

comply with Petroleum Law of Mongolia, Regulation for Implementing the Petroleum Law of Mongolia, which ratified by the authorized body and all applicable laws of Mongolia;

b)

CBM Operations will be conducted in accordance with the standards and regulations that shall comply with the universal practices accepted in the international CBM industry. It is also understood that the execution of the CBM Operations shall be exercised so as not to conflict with obligations imposed on the Government of Mongolia by international treaties;

c)

be responsible for the timely preparation and execution of the CBM Operations, the technology, techniques and equipments are to be used for efficient development of CBM and shall comply with the best practices accepted in the international CBM industry;

d)

conduct an environmental impact assessment in accordance with current applicable Laws prior to the beginning of Contractor's activities

e)

to take the following measure necessary to protect human, animals, nature, national resource, land surface:

1.

to prevent hazards to environment, human life or health and property of others during the conduct of CBM Operations;

2.

prior to the Contract expiration or termination, or relinquishment or abandonment of any part of the Contract Area, remove all equipment and installations from the area in a manner acceptable to the Government Representative, and perform all necessary site restoration activities in accordance with applicable Laws and regulations of Mongolia;

3.

linclude in the annual Budget estimates of the anticipated abandonment and site restoration costs for each exploratory well;

4.

If the Contract Area is located near forbidden for CBM Operations Area take the necessary precautions for protection of ecological systems, and prevent pollution of the Contract Area;

f)

submit to all original geological, geophysical, geochemical, drilling, production data, laboratory analysis results and other data and reports as it may compile during the term hereof;

g)

assist the Government Representative in preparing and carrying out plans and programs for training and education of Mongolian nationals;

h)

be responsible for the damages causes by violation of CBM Operations Regulations.

ARTICLE IV
COSTS AND EXPENSES

Except as otherwise provided herein, the Contractor shall bear all costs and expenses necessary to conduct CBM Operations. If such CBM Operations result in a Commercial Discovery of CBM, the Contractor may recover such costs ("CBM Costs") and 40 (forty) percent of CBM will be used for cost recovery. Neither party hereto guarantees that any such discovery will be made, or if made, that it will be Commercial Discovery. Accordingly, there shall be no guarantee that the Contractor will achieve any reimbursement of any costs and expenses incurred hereunder.

ARTICLE V
TERM OF EXPLORATION OPERATIONS

5.1

EXPLORATION PERIOD

a)

The Exploration Period shall begin on the Effective Date. The Exploration Period shall be up to five (5) years duration and shall consist of three phases. The Government Representative might require shortening this term to be less than five (5) years, depending on the type, amount and cost of minimum work obligations proposed by the Contractor.

b)

The duration of the first phase of the Exploration Period shall be one (I) Calendar Year, the duration of the second phase shall be two (2) Calendar Years and the duration of the third phase shall be two (2) Calendar Years respectively.

5.2

EXTENSION OF EXPLORATION PERIOD

a)

The Government Representative shall consider granting an extension of the Exploration Period, if the Contractor, at least thirty (30) days prior to the expiration of any phase of the Exploration Period gives written notice to the Government Representative of the Contractor's desire to extend the Exploration Period.

b)

If the Contractor has fulfilled exploration work programs, Budgets and minimum work obli tions as specified below for the phase of the Exploration Period, the Government Representative may, subject to the agreement with the Contractor, extend the Exploration Period two (2) times for two (2) years duration each. The Government Representative shall verify exploration work programs and Budgets in order to extend the Exploration Period.

c)

If on the date on which the third Exploration Period would otherwise expire a Discovery Well exists in respect of which no determination has then been made as to whether such discovery is a Commercial Discovery, the Exploration Period shall continue in effect in respect of the Appraisal Area for such Discovery Well until the first to occur of the following:

i)

such Discovery Well is determined to be a Commercial Discovery;

ii)

such Discovery Well is determined not to be a Commercial Discovery;

iii)

additional extension shall not be more than one year.

5.3

DISCOVERY AND APPRAISAL OPERATIONS

a)

If a well is determined to be a Discovery Well, the Contractor shall within fifteen (15) days notify in written the Government Representative and the date of such notice shall be deemed to be the date of such Discovery Well.

b)

Within ninety (90) days after the date of each Discovery Well, the Contractor shall provide to the Government Representative for approval in respect thereof; an Appraisal Program and Budget; and maps and other descriptions of the area to be appraised (the "Appraisal Area"); and after Government Representative's approval shall begin to implement the Appraisal Program.

5.4

COMMERCIAL DISCOVERIES

a)

If on the basis of reserves estimates one or more discoveries made by one or more Discovery Wells are determined to be a Commercial Discovery, the Contractor shall notify in writing the Government Representative within fifteen (15) days, and the date of such notice shall be deemed to be the date of such Commercial Discovery.

b)

Within one hundred eighty (180) days after the date of each Commercial Discovery, the Contractor shall provide to the Government Representative for approval in respect thereof: a Development Plan and Budget; and maps, reserves estimates and other descriptions of the area to be developed (the "Development Area"); Petroleum Administration shall inspect revise all the documents within thirty (30) days and if decides no amendments, no changes shall be made then within ninety (90) days shall approve such Plan. Petroleum Administration shall have a right to extend the approval period for one hundred eighty (180) days if decides that all documents shall be amended and changed.

c)

within ninety (90) days after Government Representative's approval shall commence Development Operations to implement such Development Plan

5.5

COMMERCIAL DISCOVERY, TESTING. DEVELOPMENT PERIOD

a)

the Commercial Discovery establishment period shall be included in Appraisal Program;

b)

the period for Testing the Commercial Discovery establishments shall be continued for one hundred eighty (180) days.

c)

Development Period in respect of each Commercial Discovery shall take effect on the date of such Commercial Discovery and shall continue for a period of up to twenty (20) years.

5.6

REVISIONS OF APPRAISAL PROGRAMS, APPRAISAL AREAS,
DEVELOPMENT PLANS AND DEVELOPMENT AREAS

Subject to Government Representative's approval, the Contractor may, on the basis of additional information or evaluation, revise any Appraisal Program, Appraisal Area, Development Plan and Development Area; provided, however, that no such revision will add to an Appraisal Area or Development Area any parts of the Contract Area that have already been relinquished under Article VII prior to such revision.

5.7

EXTENSION OF DEVELOPMENT PERIOD

The Government Representative may, upon mutual agreement with the Contractor, extend the Development Period two (2) times, with each extension being up to five (5) years in duration. The Government Representative shall consider granting an extension of the Development Period, if the Contractor, at least sixty (60) days prior to the expiration of the Development Period gives written notice to the Government Representative of the Contractor's desire to extend the Development Period.

ARTICLE VI
EXPLORATION OPERATIONS

6.1

MANDATORY WORK AND OBLIGATIONS

a)

Within one hundred eighty (180) days from the Effective Date the Contractor shall commence the Exploration Operations. The Contractor shall be obliged to perform mandatory work and undertake minimum work obligation in an amount as specified in Annex C. If the Contractor did not spend such amount, then the Contractor shall pay the difference to the Government Representative within thirty days after the end of the Contract Year of the Exploration Period being undertaken.

b)

Should the Contractor undertakes more work than minimum work obligation, the excess expenditures shall be carried forward to the next Contract Year of the Exploration Period.

c)

In the event the contract is terminated by the Contractor, the only obligation for the Contractor to spend the minimum work obligation amount for that Contract Year is the subject of the payment pursuant to the Article 6.1.a.

6.2

DRILLING METHODS

Any exploration well which the Contractor becomes obligated to drill under this paragraph 1 of Article VI shall be drilled in accordance with generally accepted methods used in the international CBM industry and shall be deemed drilled upon the first to occur of the following:

a)

it reaches the projected depth;

b)

it becomes a Discovery Well;

c)

it reaches basement rock; or

d)

it encounters impenetrable substance or excessive geothermal gradients.

6.3

EXPLORATION WORK PROGRAMS AND BUDGETS

Within sixty (60) days after the Effective Date, and thereafter at least forty five (45) days prior to the beginning of each Contract Year, the Contractor shall prepare detailed exploration work programs and Budgets setting forth the Exploration Operations which the Contractor proposes to conduct during such Contract Year in the Contract Area, and provide such work programs and Budgets for approval to the Government Representative. At least thirty (30) days prior to the beginning of such Contract Year, the Contractor and Government Representative shall meet to review and discuss such exploration work program and Budget. If the Contractor thereafter intends to revise such approved work program and Budget, the Contractor shall promptly provide copies of such revision to the Government Representative and within fifteen (15) working days following the receipt thereof the Contractor and the Government Representative shall again meet to review and discuss such changes.

ARTICLE VII
RELINQUISHMENTS

7.1

MANDATORY RELINQUISHMENTS

The Contractor:

a)

may relinquish within thirty (30) days after the expiration of the first phase of the Exploration Period, a total of twenty five (25) to fifty (50) percent of the original Contract Area;

b)

may relinquish within thirty (30) days after the expiration of the second phase of the Exploration Period, a total of twenty (20) to thirty (30) percent of the original Contract Area; and

c)

may relinquish at or prior to the expiration of the Exploration Period, all remaining portions of the original Contract Area, except Appraisal Areas and Developments Areas.

d)

is obliged to restore the surface, clean the polluted area, water, remove all machinery and equipment of any part of the original Contract Area into its original form prior to relinquishment.

7.2

VOLUNTARY RELINQUISHMENTS

a)

the Contractor may voluntarily relinquish all or any part or parts of the Contract Area under paragraph 1 of Article VI , and any such voluntary relinquishments shall be credited toward the mandatory relinquishments under paragraph 1 of Article VII;

b)

the Contractor shall make no voluntary relinquishment for the purpose of reducing or rescinding a minimum work obligation, which the Contractor shall have then already become obligated to under paragraph lof Article VI hereof. The Contractor shall pay to the Government Representative within thirty (30) days before the relinquishment.

7.3

APPRAISAL AREAS

If, after the conduct of an Appraisal Program, the Contractor determines that the Appraisal Area does not constitute a Commercial Discovery, the Contractor shall relinquish such Appraisal Area. If Contractor wishes voluntary relinquish the Appraisal Area, which has not conducted its mandatory work and obligations, in accordance with Appraisal Program the Contractor shall pay to the Government Representative within thirty (30) days before relinquishment.

ARTICLE VIII
ROYALTY AND PRODUCTION SHARING

8.1

ROYALTY

1.

The Contractor shall pay the Royalty based upon the price of the Contract CBM for each Calendar Quarter. The Royalty shall be equal to seven and one half (7.5) percent calculated with respect to total production of CBM.

2.

The Royalty payment shall be determined pursuant to paragraph 5 of Article VIII and such Royalty payment shall be made before the last day of the last Month of each Calendar Quarter, or as otherwise approved by the Government Representative.

8.2

MARKETING OF CBM

a)

The Contractor shall have right to market all CBM produced and saved from the Contract Area.

b)

If the Government of Mongolia decides to take any of its portion of CBM by calculating in currency from marketed CBM, or in kind from produced and saved CBM it shall so advise the Contractor in writing not less than thirty (30) days prior to the commencement of each Calendar Quarter specifying the quantity which it decides to take.

8.3

COST CBM

a)

The Contractor shall have the right to take and dispose of the certain quantity of Contract CBM for each Calendar Month (herein referred to as "Cost CBM") for the purpose of recovering its costs and expenses incurred in respect of CBM Operations. The quantity of Cost CBM which the Contractor shall have the right to take and dispose of in any Calendar Month shall be equal to that quantity of Contract CBM which has a value equal to the aggregate of all CBM Costs incurred by the Contractor and allowed to be recovered pursuant to this Contract; provided, however, that the Contractor shall be entitled to take Cost CBM not exceeding 40 percent of all Contract CBM for any Calendar Month. All Operation Costs of the Contractor that remain unrecovered hereunder shall be carried forward until fully recovered in the succeeding Calendar Months.

b)

The Parties shall agree on the planning and accounting model for the CBM Operations and shall submit to the Government Representative a copy of accounts for CBM Costs. The Contractor shall notify the Government Representative of the amount of the CBM Costs and the method of their recovery.

Page I0

c)

Contractor will classify CBM Cost into Exploration Cost, Operation Cost and Development Cost, without double concerning. Those CBM Costs will be recovered by the following stages

1.

Exploration Cost,

2.

Operation Cost and

3.

Development Cost

For clarification, it is approved possibility that Development Cost can occur within Exploration Period and Exploration Cost within Development Period.

d)

Notwithstanding the foregoing, the Royalty to be paid under paragraph 1 of Article VIII and the bonuses and other payments to be paid under Article X shall not be recoverable and shall not be included in Cost CBM under this paragraph 3 of Article VIII.

8.4

PRODUCTION SHARING CBM

a)

After reduction by the Royalty and the quantity of Cost CBM for each Calendar Month, the remaining quantity of Contract CBM (herein referred to as "Production Sharing CBM") shall be allocated between the Government of Mongolia and the Contractor in proportion to the percentages set forth below, based upon the average daily quantity of Contract CBM for a given Calendar Month:

1.

If average daily quantity of Contract CBM for any Calendar Month is less than 1.000.000 m3:

Government of Mongolia

20%

Contractor

80%

2.

If average daily quantity of Contract CBM for any Calendar Month equals to or exceeds 1.000.001 m3 but is less than 2.000.000 m3:

Government of Mongolia

25%

Contractor

75%

3.

If average daily quantity of Contract CBM for any Calendar Month equals to or exceeds 2.000.001 m3 but is less than 3.000.000 m3:

Government of Mongolia

30%

Contractor

70%

4.

If average daily quantity of Contract CBM for any Calendar Month equals to or exceeds 3.000.001 m3 but is less than 4.000.000 m3:

Government of Mongolia

35%

Contractor

65%

5.

If average daily quantity of Contract CBM for any Calendar Month equals to or exceeds 4.000.001 m3:

Government of Mongolia

40%

Contractor

60%

If the balance of unrecovered CBM Costs is less then the forty (40) percent of the total quantity of Contract CBM, such the difference between the forty (40) percent of the total quantity of Contract CBM and the balance of unrecovered CBM Costs shall be calculated as a Production Sharing CBM.

c)

The average daily quantity of Contract CBM for any Calendar Month shall be calculated by dividing the total quantity of Contract CBM for each such Calendar Month by the total number of days of such Calendar Month.

d)

The value of the share of Government of Mongolia of Production Sharing CBM shall be determined pursuant to paragraph 5 of Article VIII and the payment of the share of Government of Mongolia of Production Sharing CBM shall be made to the Government Representative within thirty (30) days from the end of each Calendar Quarter.

8.5

VALUATION OF CONTRACT CBM

a)

For purposes of determining the value of Royalty to be paid to the Government of Mongolia pursuant to Article 8.1 and the value of Cost CBM and Production Sharing CBM to be allocated between the Government of Mongolia and the Contractor pursuant to paragraph 3 of Articles VIII and paragraph 4 of Article VIII, a Contract CBM shall be determined at the world market price (each Calendar Month).

b)

The exact procedure of determining the value of Contract CBM shall be adopted by mutual agreement between Government Representative and Contractor prior to conclusion of any agreements with third parties with regard to marketing of Contract CBM.

c)

In every Calendar Months Contract CBM price will be calculated by arms-length method price of the Contractor. Transportation costs shall be agreed by Government Representative and Contractor with respect to the international rates and shall be included to the Contract CBM price.

8.6

 FORECASTS OF PRODUCTION

a)

For each Commercial Discovery, not less than thirty (30) days prior to the beginning of each Calendar Quarter the Contractor shall furnish to the Government Representative a forecast setting out the total maximum possible quantity of CBM that the Contractor estimates to produce and market, price and other relevant factors according to practices in the international CBM industry.

b)

The Contractor's forecast shall include estimates of Royalty, Cost CBM and the respective entitlements of the Government of Mongolia and the Contractor to Production Sharing CBM during such Calendar Quarter. The Contractor shall endeavor to produce the forecasted quantities.

8.7

UNDERLIFTING AND OVERLIFTING

It is recognized that any party hereto may, from time to time, fail to take the full quantity of Contract CBM to which such party is entitled (such party being called an "Underlifter" herein). When that occurs, full production may be continued for the benefit of the other party (such party being called an "Overlifter" herein) and the Contractor shall maintain records to indicate the quantity of Contract CBM which the Underlifter may make up in order to be in correct balance with the Overlifter. The Underlifter shall be compensated extra quantities of Contract CBM in order to achieve such balance as soon as practicable; provided, however, that the Contractor shall make such allocations in such ways so as not to unduly interfere with orderly operations for production and sales.

ARTICLE LX
NATURAL GAS, CRUDE OIL A ND OTHER MINERALS

9.1

The Contractor shall promptly report to the Government Representative the presence of potentially commercial accumulations of minerals, including Crude Oil and Natural Gas other than CBM Gas which are not associated with CBM but are encountered and recognized by the Contractor while conducting CBM Operations within the Contract Area.

Such minerals, Crude Oil and Natural Gas shall remain the property of Mongolia.

9.2

The Government Representative and Contractor hereby agree on following:

a)

In case of Crude Oil: - the Parties shall negotiate on conclusion of a separate Production Sharing Contract;

b)

In case of Natural Gas other than CBM new terms shall be agreed as an amendment to the present Production Sharing Contract;

9.3

Contractor acknowledges that PAM has retained crude oil and natural gas rights in this Contract Area during the effective period of this contract except for CBM as defined in this contract.

ARTICLE X

BONUSES, INCOME TAXES AND OTHTR FEES

10.1

SIGNATURE BONUS. PRODUCTION START-UP BONUS AND

PRODUCTION BONUSES

a)

The Contractor shall pay to the Government Representative the sum of sixty thousand US $ (60.000) as a Signature Bonus within 60 days after ratification of this Contract by the Government of Mongolia.

b)

The Contractor shall pay to the Government Representative:

i)

the sum of U.S.$ 250,000 (two hundred fifty thousand) as a Production Bonus upon the first sale of Contract CBM

ii)

the sum of U.S.$ 500,000 (five hundred thousand) as the Production Bonus after average daily quantity of Contract CBM for any Calendar Month exceeds 1,000,000 meter cubic (m');

iii)

the sum of U.S.$ 750,000 (seven hundred fifty thousand) as the Production Bonus after average daily quantity of Contract CBM for any Calendar Month exceeds 2,000,000 meter cubic (m');

iv)

the sum of U.S.$ 1,000,000 (one million) as the Production Bonus after average daily quantity of Contract CBM for any Calendar Month exceeds 3,000,000 meter cubic (m'); and

v)

the sum of U.S.$ 1,250,000 (one million two hundred fifty thousand) as a Production Bonus after average daily quantity of Contract CBM for any Calendar Month exceeds 4,000,000 meter cubic (m).

10.2

TRAINING BONUS

The Contractor shall pay to Government Representative the sum of forty thousand U.S. $ (40,000) per year as a Training Bonus annually within thirty (30) days after beginning of each Contract Year.

10.3

TAXES

The Contractor shall pay taxes levied by the Legislations of Mongolia except as prescribed in Article XVI.

10.4

LAND SURFACE RENTAL FEE

a)

The Contractor shall pay to the Government Representative the Land Surface rental fee for the area within the Contract Area as prescribed in the Petroleum Law of Mongolia.

Contractor shall pay the following annual surface rentals:

i.

For Contract Area during the First phase of the exploration period per square kilometer (excluding Development Areas)                          1.00 US $

ii.

For Contract Area during the Second phase of the exploration period per square kilometer (excluding Development Areas)              2.00 US $

iii.

For Contract Area during the Third phase and extension terms of the exploration period per square kilometer (excluding Development Areas)        4.00 US $

iv.

For the Development Area, per square kilometer

50.00 US $

b)

The Contractor shall pay such pledge fees within (90) days from the Effective Date and shall pay such pledge fees annually within thirty (30) days after beginning of each Contract Year.

10.5

ADMINISTRATIVE SERVICE FEES

The Contractor shall pay to the Government Representative administrative service fees as prescribed in the Petroleum Law and/or other applicable Laws. Fees for Term of Exploration, Application for Contract Area, Application for Development Area, Term of Development Operations and other CBM Operations related activities shall be included as such fees.

Contractor shall pay the following Administrative Services Fees:

a)	For each Contract Area Application	10.000 US $
b)	For each extension of exploration term	25.000 US $
c)	For each Development Area permit	50.000 US $
c)	For each change or adjustment in the Development Area	25.000 US $
e)	For each extension of Development term	100.000 US $
f)	For each application to transfer any rights and obligations for CBM Operations	100.000 USD

ARTICLE XI
MEASUREMENTS

11.1

PRODUCTION SHARING MEASUREMENTS

a)

Measurements made for the purpose of determining the quantities of Contract CBM to be allocated between the parties hereto ("Production Sharing Measurements") shall be made in accordance with generally accepted methods used in the international CBM industry, it being agreed, however, that other measurements may be made for other purposes (including meters to test or estimate production rates of individual wells) and will not necessarily conform to the same standards as the Production Sharing Measurements.

a)

Such Production Sharing Measurements shall be made at or near the final outlet flange or flanges of an export pipeline system or such other facility to which Contractor delivers CBM under Article VIII or IX. If Contract CBM is allocated to more than one well or discovery for any purpose, the Contractor shall make such allocations by methods generally used in the international CBM industry.

b)

It is understood and agreed that neither the Contractor nor the Government Representative shall have the right to take and dispose of its share of Contract CBM until after the Production Sharing Measurements provided for in this Article XI have been made; provided, however, that nothing herein contained shall limit the right of the Government of Mongolia to take and dispose of its share of Contract CBM required to meet demand therefore within Mongolia.

11.2

CORRECTIONS OF MEASUREMENTS

a)

If the Contractor intends to adjust, repair or replace any appliance used for Production Sharing Measurements, the Contractor shall give notice to the Government Representative and enable the Government Representative to observe such operation.

b)

The Government Representative shall be entitled to observe any Production Sharing Measurement at any time and to conduct tests to determine the accuracy thereof If any such testing reveals that such measurements are not in accordance with generally accepted methods used in the international CBM industry, the Government Representative may request the Contractor to take appropriate remedial action. If the Contractor has not commenced and diligently continued remedial action within thirty (30) days following such request, or it has been commenced but with hold up the Government Representative may cause the same to be corrected and recover the costs thereof from the Contractor.

c)

In the event a measuring error is discovered, the Contractor shall use all reasonable efforts to determine the correct production figures for the period during which there was a measuring error and correct previously used readings. The Contractor shall submit for the Government's approval a report on the corrections carried out. If it proves impossible to determine when the measuring error first occurred, the commencement of the error shall be deemed to be that point in time halfway between the date of the last previous test and the date on which the existence of the measuring error was first discovered.

11.3

MEASUREMENT RECORDS

The Contractor shall maintain records of Production Sharing Measurements for a period of at least five (5) years from the date thereof and the Government Representative shall have access thereto at all reasonable times.

ARTICLE XII
EXPLORATION, PRODUCTION
AND TECHNICAL DATA OF CBM

12.1

TITLE OF TECHNICAL DATA

The Government Representative shall have title to all original data, including but not limited to geological, geophysical, petrophysical, geochemical, all well completion reports, drilling, petrologic, completion status reports and all other original data that Contractor may compile during the term hereof, provided, however, that such data shall not be disclosed to third parties without informing the Contractor and giving the Contractor the opportunity to discuss the disclosure of such data if the Contractor so desires.

12.2

GENERAL ACTIVITIES RECORDS

The Contractor shall maintain technical records of its CBM Operations including but not limited to exploration, development, production and refining operations in accordance with generally accepted practices in the international CBM industry. Such records shall be in the English language. The Contractor shall provide all such documents and reports to the Government Representative on a monthly, quarterly and yearly basis.

12.3

GEOPHYSICAL DATA

The Contractor shall keep the general geophysics data and shall give one copy to Government Representative in accordance with Government Representative's verified Regulation.

12.4

EXPLORATION. PETROPHYSIC,LABORATORY STUDIES, PRODUCTION AND PRODUCTION TEST DATA

The Contractor shall prepare such data as generally accepted methods used in the international CBM industry and provide such data to the Government Representative. Subject to the Government Representative's consent, for the purpose of testing and laboratory analysis the Contractor shall have the right to take and remove from Mongolia samples of cores /sample duplicate/, well cuttings /sample duplicate/ and rocks. The Contractor may dispose of such samples unless the Government Representative requests to return such samples within three (3) year following the above consent. If the Contractor plans to test a well, the Contractor shall inform the Government Representative of the time when such well is scheduled to be tested and expenditure of such tests. Testing period shall be 1-6 months. If the Government Representative requests, allow him to be present to observe such testing.

12.5

REPORTS ON PROCESSED DATA, EXPLORATION RESULTS AND CBM RESERVES

The Contractor shall provide to the Government Representative such data and reports in accordance to the Rules adopted by the Government Representative.

12.6

DEVELOPMENT AND PRODUCTION OPERATIONS

The Contractor shall maintain records showing quantities of CBM produced from each well and shall provide to the Government Representative such data and reports as outlined in the Rules adopted by Government Representative.

12.7

JOINT COMMITTEE

a)

Upon commencement of the Development Period for the first Commercial Discovery hereunder, the Contractor and the Government Representative shall form a joint committee to review data and the production activities of all productive reservoirs, and co-ordinate administrative matters between the Government Representative and the Contractor.

b)

The joint temporary committee shall be created in accordance with the paragraph 7 of Article XII if Contractor sells or exploits Contract CBM gained from experimental Development Period which continued more than a year before term of Development Operations commences.

12.8

CONFIDENTIALITY

The parties hereto shall maintain all documents and reports referred to in this Article XII throughout the term of this Agreement as confidential and shall not divulge it to any third party without the consent of the other party hereto. The foregoing confidentiality obligation shall not apply to:

(i)

disclosure by either party hereto to its employees, Affiliates, consultants, prospective assignees, prospective lenders or Subcontractors to the extent required for the conduct of Operations; or

(ii)

disclosure by either party hereto to the extent required to comply with applicable Laws, or the rules or regulations of any stock exchange on which a party's, or its Affiliate's, shares are listed.

(iii)

disclosure to the Contractor investors or shareholders. The receiving side shall agree to keep such information confidential.

ARTICLE XIII
ACCOUNTING DATA

13.1

BOOKS OF ACCOUNT

The Contractor shall maintain books of account in respect of Operations in accordance with the Accounting Procedures attached as Annex C and with generally accepted accounting procedures as practiced in the international CBM industry. Such books of account shall be in the English language and in United States Dollars.

13.2

ACCOUNTING REPORTS

The Contractor shall provide accounting reports, statements and other information to the Government Representative in accordance with the Accounting Procedure attached as Annex C. After the Contractor opens an office in Mongolia, the Contractor shall maintain copies of such accounting reports, statements and other information at that office, and the Government Representative shall have access thereto at any time it desires.

13.3

 INSPECTIONS

a)

The Government Representative shall have the right to inspect and audit the Contractor's books of account and other supporting documents in respect of CBM Operations.

b)

Cost related to the conduct of such inspection shall be born by the Contractor.

13.4

AUDIT

a)

Auditor, determined in Article 13, has to right to have inspection of financial accounts, financial reports, inventory and goods, voucher, salary payment, invoice, a contract directly and indirectly related to this contract, sub-contractor contract, other agreements, and all documents related to Operation necessary times with considerable reason. Also, auditor has right to have inspection in sites, in Mongolia and abroad, related to Operation, facilities, storages, offices, to meet relative person necessary times with considerable reason.

b)

All documents shall be saved for 5 (five) years since its origin, as stated in Law, has to be ready to be inspected.

ARTICLE XIV
GOVERNMENTAL ASSISTANCE

14.1

GENERAL ASSISTANCE

The parties hereto recognize that Contractor may require assistance from Government Representative to conduct Operations and to accomplish the objectives of this Contract.

Accordingly, and for the purpose of accomplishing the objectives of this Contract for the mutual benefit of Mongolia and Contractor, the Government Representative shall assist Contractor to the extent reasonably possible to enable Contractor to fulfill its obligations, exercise its rights, including assistance in obtaining governmental permits, registrations, licenses, visas, consents and other rights necessary for Contractor to conduct CBM Operations.

14.2

OTHER ASSISTANCE

The Government Representative may otherwise assist and expedite the Contractor's execution of the Operations by providing facilities, supplies and personnel, supplying or otherwise making available all necessary visas, work permits, transportation, security protection and rights of way and easements as may be requested by the Contractor and made available from the resources under the Government Representative's control.

The Parties agree that aforesaid Governmental assistance shall clearly be only at request of the Contractor.

14.3

GOVERNMENTAL ASSISTANCE CONTRIBUTION

The Contractor shall pay to the Government Representative the sum of twenty thousand US $ 20,000 annually within thirty (30) days from the beginning of each Contract year as Governmental Assistance Contribution.

ARTICLE XV
USE AND OWNERSHIP OF PROPERTY

15.1

EQUIPMENT AND FACILITIES

The Contractor's wholly owned equipment, facilities and supplies used for Operations, the costs and expenses of which are fully recovered by Contractor upon the termination of this Agreement, shall become the state property of the Government of Mongolia at no additional cost at the time when cost of such equipment, facilities and supplies have been recovered by Contractor. Notwithstanding any other provision herein, upon the termination of this Contract all Contractor's wholly owned equipment, facilities supplies and real estate shall become the state property of the Government of Mongolia at no additional cost. It is understood that this paragraph I of Article XV shall not apply to any item that are leased by the Contractor from any other party, including Affiliates.

ARTICLE XVT
TAX EXEMPTIONS

16.1

INCOME, CUSTOME. VALUE-ADDED, EXCISE AND OTHER CORPORATE TAX EXEMPTIONS

It is understood that:

a)

pursuant to the Law on Amendments to the Customs Tariff Law of Mongolia, effective from February 5, 2000, the following items shall be exempted from customs taxes:

i

imports of machinery, equipment, materials, raw materials, spare parts, gasoline, diesel fuel, foodstuff and personal items of employees necessary for the conduct of operations in accordance with the contract on principles of production sharing, concluded with the Government of Mongolia;

ii.

exports of machinery, equipment imported on the conditions of re-export for the conduct of operations in accordance with the contract on principles of production sharing, concluded with the Government of Mongolia; and

iii.

exports of contractor's share of CBM.

b)

pursuant to the Law on Amendments to the Value Added Taxes Law of Mongolia, effective from January 8, 1998, machinery, equipment, materials, raw materials, spare parts, gasoline, diesel fuel, foodstuff and personal items of employees imported for the conduct of operations in accordance with the contract on principles of production sharing, concluded with the Government of Mongolia shall be exempted from value added taxes.

c)

pursuant to the Law on Amendments to the Excise Taxes Law of Mongolia, effective from January 21, 1993, gasoline and diesel fuel imported for the conduct of operations in accordance with the contract on principles of production sharing, concluded with the Government of Mongolia shall be exempted from excise taxes.

d)

pursuant to the Law on Amendments to the Business Entities Income Tax Law of Mongolia, effective from January 9, 1998, income gained from sold product's allotted to foreign entities operating in Mongolia for the conduct of operations in accordance with the contract on principles of production sharing concluded with the Government of Mongolia, shall be exempted from business entity income taxes.

16.2

Contractor's Sub-contractor(s), affiliate(s) and their employees have rights as the Contractor and its employees as prescribed in Article 16.

ARTICLE XVII
EXCHANGE RIGHTS

17.1

FOREIGN CURRENCIES

Purchase or sale of foreign currencies shall be transacted at the daily prevailing rates as quoted by the Mongol Bank.

17.2

FOREIGN BANK ACCOUNTS

The Contractor is hereby authorized to open, maintain, control and operate accounts in any currency in foreign banks outside of Mongolia, to have full and complete control of such accounts, and to retain abroad and freely dispose of any funds in such accounts.

17.3

EXCHANGE RIGHTS

The Contractor is hereby granted the following exchange rights:

a)

To provide in freely convertible foreign currencies all funds needed to conduct Operations and to convert such currencies to Mongolian currency through any bank of Mongolia at the exchange rate prescribed in paragraph 1 of Article XVII;

b)

To hold and freely dispose of any funds held outside of Mongolia;

c)

To retain abroad and freely dispose of all proceeds received outside of Mongolia from the export, sale or exchange of it's share of CBM;

d)

To repatriate abroad and freely dispose of all proceeds received within Mongolia from the sale, exchange or export of it's share of CBM;

e)

To pay its Subcontractors and expatriate employees in foreign currencies, either inside or outside of Mongolia; such employees shall only be required to bring into Mongolia such foreign currencies as are required to meet their personal living expenses;

f)

To maintain a special account or accounts in a bank in Mongolia chosen by the Contractor for non-Mongolian currency which can be disbursed for the purpose of making payments to the Government Representative or the Government of Mongolia hereunder, or making other payments required for Operations.

17.4

PAYMENTS UNDER THIS CONTRACT

Any payments made by either party hereto shall be made in U.S. Dollars unless the parties mutually agree upon another currency.

ARTICLE XVIII
MONGOLIAN SUBCONTRACTORS, MATERIALS AND EMPLOYEES

18.1

SELECTING MONGOLIAN SUBCONTRACTORS, MATERIALS AND EMPLOYEES

The Contractor and its Subcontractors shall:

a)

give preference to Mongolian Subcontractors so long as their prices and performance are comparable with international prices and performance;

b)

give preference to material, equipment, machinery and consumables manufactured in Mongolia so long as their prices, qualities and times of delivery are comparable to internationally available materials, equipment, machinery and consumables; and

a)

give preference in employment to Mongolian nationals provided they are suitably qualified and provided, further, that the Contractor has the right to employ its own personnel in key positions. The Contractor shall have appropriate approval from Employment Authority of Mongolia to place its own workers on important positions. It is recognized that the Contractor may require the assistance of the Government Representative in order to identify any such prospective Mongolian Subcontractors, locally manufactured items, and Mongolian employees, and that the Contractor's obligations under this Article XVIII are accordingly conditioned upon the Contractor's having timely knowledge thereof. The Contractor shall pay disability allowances in accordance with the Laws of Mongolia to those Mongolian national employees who may temporarily or permanently lose their ability to work as a result of an accident while performing their duties under this Contract.

ARTICLE XIX EMERGENCIES

19.1

EMERGENCIES IN OPERATIONS

The Contractor may take all actions it deems necessary to meet any emergency. The Contractor shall promptly notify the Government Representative of any such emergency.

19.2

NATIONAL EMERGENCY

a)

In case of national emergency, the Government of Mongolia may requisite with compensation all or part of Contractor's share of the CBM from the Contract Area and may require Contractor to increase production of CBM to the maximum safe level of production.

b)

No such requisition shall be affected except after providing to the Contractor an opportunity to express its views in respect of such requisition.

c)

Any requisition of CBM reserves, or of any related facilities, shall be effected in accordance with the applicable Laws of Mongolia, duly notified to the Contractor, until such national emergency is ceased.

d)

The Government of Mongolia shall indemnify the Contractor from all losses which result from such requisition.

ARTICLE XX
FORCE MAJEURE

20.1

"Force Majeure" within the meaning of this Article XX shall include fire, epidemics, unavoidable accidents, declared and undeclared war, strikes, lockouts and other disturbances, floods, storms, earthquakes and other natural disturbances, insurrections or riots.

20.2

If the Contractor is prevented or delayed by Force Majeure from performing any obligation, from meeting any condition, or from exercising any right hereunder, an amount of time equal to the period or periods, plus a reasonable period to prepare for the resumption or initiation of the actions so prevented or delayed, shall be added to any time provided for or otherwise allowed therefore hereunder, and to the applicable Exploration Period and/or Development Period. No action resulting from Force Majeure shall be treated as a breach of this Contract.

20.3

If the quantity of CBM being produced, or which could be produced, from one or more Commercial Discoveries is interrupted or otherwise limited by Force Majeure, then the Development Period applicable thereto shall be extended beyond the period provided in Article V until the quantities that could have been produced and saved therefrom at capacity have been made up. The term "capacity" for purposes of this provision means the total quantity of CBM that the wells then existing on such Commercial Discovery or Discoveries could have produced in accordance with generally accepted practices of the international CBM industry had the interruption of Development Operations not occurred. Within ninety (90) days following each Calendar Year, the Contractor will notify the Government Representative of the cumulative quantities of CBM, which are to be made up as herein provided.

ARTICLE XXI
CANCELLATION

21.1

If the Effective Date does not occur within one hundred eighty (180) days following the date on which the parties execute this Contract, the Contractor may notify the Government Representative that this Contract is canceled.

21.2

If the Contractor fails to commence Exploration Operations within one hundred twenty (120) days following the Effective Date, the Government Representative shall cancel Contract.

21.3

The Government of Mongolia shall have the right to cancel this Contract through its own Representative's suggestion if the Contractor knowingly breaks this Contract or commits a material breach and if the Contractor fails to remedy or commence to remedy such breach within the time hereinafter provided, and if the Contractor fails to commence budgeted work to implement this Contract.

21.4

If the Government of Mongolia determines to exercise its rights under paragraph 2 of Articles XXI or paragraph 3 of Article XX1, the Government Representative shall give the Contractor written notice. If within thirty (30) days from such notice the Contractor shall not have commenced to remedy such breach, and if the Contractor shall not have been delayed or prevented therefrom because of Force Majeure, the Government Representative may thereafter issue a decree to cancel this Contract subject to the right of the Contractor to invoke the arbitration provisions of Article XXII. The Contractor in the event of cancellation shall pay to Government Representative for failed budgeted work fees for the Contract Year.

21.5

Following cancellation of this Contract, the Contractor shall have the right to remove from Mongolia all movable property (other than described in paragraph 1 of Article XV) used in respect of Operations, which is leased or otherwise not wholly owned by the Contractor.

21.6

The Contractor shall have the right to cancel this Agreement for any reason upon 90 (ninety) day notification to the Government Representative, whereupon all obligations of the Contractor shall terminate except as for minimum work obligation as set forth in Article 6.1.

ARTICLE XXII
ARBITRATION AND LIABILITIES

22.1

Unless this Contract provides otherwise, any property dispute arising out of or in the course of CBM operations shall be settled by Mongolian arbitration in accordance with the laws of Mongolia.

22.2

Upon request of the Party concerned, any dispute related to this Contract, such as modification of its terms or its cancellation may be settled in accordance with the UNCITRAL Arbitration Rules.

22.3

If Contractor undertakes any operations in breach of the provisions of the Petroleum Law of Mongolia or other relevant laws of Mongolia, and such breaches result in losses to an entity, organizations or individuals, the Contractor shall be liable in accordance with the laws of Mongolia.

22.4

Any losses resulting from a breach of contractual obligations by either party shall be recovered from the offending party.

22.5

The parties hereto base their relations in respect of this Contract on the principles of goodwill and good faith.

ARTICLE XXIII
NOTICES

23.1

Written notices to the Contractor are effective if:

a)

given by telefax to the Contractor's headquarters office designated in paragraph 3 of Article XXIII or, after the Contractor opens an office in Mongolia, given to such office, if receipt thereof is acknowledged by answer back or is confirmed as received by the transmitting facsimile machine; or

b)

given by courier with acknowledged receipt or by delivery of such notice in person to the Contractor Representative, if the Contractor Representative or one of his authorized representatives has acknowledged receipt thereof.

23.2

Written notices to the Government Representative are effective if

a)

given by telefax to the Government Representative's office designated in paragraph 3 of Article XXIII, if receipt thereof is acknowledged by answer back or is confirmed as received by the transmitting facsimile machine; or

b)

given by courier with acknowledged receipt or by delivery of such notice in person to the Government Representative, if the Government Representative or one of his authorized representatives has acknowledged receipt thereof.

23.3

Written notices provided for in paragraph lof Article XXIII Article and paragraph 2 of Article XXIII above shall be addressed and sent out as follows:

a.

The Government Representative:

Petroleum Authority of Mongolia Uildverchnii gudarnj

P.O.B. 37/81

Ulaanbaatar, MONGOLIA

Attention: Mr. O. Davaasambuu, Chairman

Fax: 976-11-631-239, Tel: 976-11-631208 E-mail: petromon@magicnet.mn

b.

The Contractor Representative:

Storm Cat Energy Corporation

Suite 100 - 521 3rd Avenue SW

Calgary, Alberta T2P 3T3

Canada

Attention: Mr. Craig Steinke

Fax: 1-604-501146, Tel: 1-604-501-1415 E-mail: cschaperon@shaw.ca

23.4

The address at which any party may receive a notice may be changed by thirty (30) days notice given to the other party.

23.5

No refusal or inability of either party hereto to receive an attempted notice hereunder shall in any way diminish or prejudice any rights of the other party hereto.

ARTICLE XXIV INSURANCE

24.1

As to all operations performed by the Contractor under this Contract, the Contractor shall secure and maintain insurances in accordance with applicable Laws of Mongolia.

24.2

The Contractor shall require that its Subcontractors procure similar insurances to those required to be procured by the Contractor and such additional insurances as the Contractor shall deem appropriate, all to be evidenced by Certificates of Insurance.

24.3

Any insurance taken out by the Contractor and Subcontractors in respect of the Operations pursuant to this Contract shall be effected with a Mongolian insurance underwriter company.

24.4

Should a Mongolian insurance underwriter company be unable or unwilling to provide any of all such insurances, the Contractor may obtain the Government Representative's agreement to make alternative arrangements.

24.5

Premiums payable for such alternative arrangements shall be admitted for Cost Recovery.

ARTICLE XXV
GENERAL

25.1

ANNEXES

Annexes A, B. C and D are hereby made a part of this Contract, and shall be considered as having equal force with the provisions hereof.

25.2

LEGISLATION

This Contract is in accordance with legislations of Mongolia.

25.3

GOOD FAITH

The parties hereto base their relations in respect of this Contract on the principles of goodwill and good faith and shall accordingly cooperate to achieve the mutual objectives hereof and to resolve amicably any misunderstandings or disputes that may arise, and no consent or other approval required hereunder shall be unreasonably withheld or delayed.

25.4

LANGUAGE

This Contract is written in Mongolian and English languages. In case of conflict of interpretation of these 2 versions, the English language version will prevail. This Contract and Annexes attached hereto shall be kept in equal number of copies in Mongolian and English languages.

25.5

ENTRY INTO FORCE

This Contract shall come into force on the day of approval by the Government of Mongolia. This is the Effective date of the Contract.

On behalf of

On behalf of

ANNEX A

TO THAT CERTAIN
PRODUCTION SHARING CONTRACT
ON COAL BED METHANE GAS OPERATIONS
IN THE PART OF PETROLEUM EXPLORATION AREAS
NEMEGT-VI AND BORZON-VII
BETWEEN
THE PETROLEUM AUTHORITY OF MONGOLIA

STORM CAT ENERGY CORPORATION

This annex "A" is attached to and made an integral part of the Production Sharing Contract between the Petroleum Authority of Mongolia and Storm Cat Energy Corporation, dated February 26, 2004.

LOCATION OF CONTRACT AREA

N
S
500 km
Area of Production Sharing Contractof other company
Open block
Area of thisProduction Sharing Contract

ANNEX B

TO THAT CERTAIN
PRODUCTION SHARING CONTRACT
ON COAL BED METHANE GAS OPERATIONS
IN THE PART OF PETROLEUM EXPLORATION AREAS
NEMEGT-VI AND BORZON-'VII
BETWEEN
THE PETROLEUM AUTHORITY OF MONGOLIA
AND
STORM CAT ENERGY CORPORATION

This annex "B" is attached to and made an integral part of the Production Sharing Contract between the Petroleum Authority of Mongolia and Storm Cat Energy Corporation, dated February 26, 2004.

DESCRIPTION OF CONTRACT AREA

ANNEX C

TO THAT CERTAIN
PRODUCTION SHARING CONTRACT
ON COAL BED METHANE GAS OPERATIONS
IN THE PART OF PETROLEUM EXPLORATION AREAS
NEMEGT-VI AND BORZON-VII
BETWEEN
THE PETROLEUM AUTHORITY OF MONGOLIA
AND
STORM CAT ENERGY CORPORATION

This annex "B" is attached to and made an integral part of the Production Sharing Contract between the Petroleum Authority of Mongolia and Storm Cat Energy Corporation, dated February 26, 2004.

MINIMUM WORK OBLIGATION

Exploration phase	Exploration year number	Expenditure (million US S)
1	1	0,82
2	2	1,28
3	3	2,7
	4
	5
	Total	4,8

ANNEX D

TO THAT CERTAIN
PRODUCTION SHARING CONTRACT
between
THE PETROLEUM AUTHORITY OF MONGOLIA
and
STORM CAT ENERGY CORPORATION

FOR CONTRACT AREA Nyalga XVI
ACCOUNTING PROCEDURE

ARTICLE I
GENERAL PROVISIONS

1.

DEFINITIONS

Definitions contained in Article II of the Production Sharing Contract dated February 26, 2004 shall apply to this Accounting Procedure and have the same meaning.

2.

PURPOSE OF THIS ACCOUNTING PROCEDURE AND

PRECEDENCE OF DOCUMENTS

The purpose of this Accounting Procedure is to establish fair and equitable methods for determining costs and expenses and inventories under the Contract. If any of such methods prove unfair or inequitable to the PAM or to Contractor, the PAM and Contractor shall meet and in good faith endeavor to agree on changes thereof.

In the event of any inconsistency or conflict between the provisions of this Accounting Procedure and the provisions of the Contract, the provisions of the Contract shall prevail.

3.

STATEMENTS OF ACTIVITY

a)

During the Exploration Period, Contractor shall supply PAM within thirty (30) days from the end of each Calendar Quarter:

i.

a detailed accounting statement and list of costs and expenses and work performed during Calendar Quarter in question;

ii.

a statement of expenditure and receipts;

iii.

summary of the above information on a cumulative basis.

These statements shall be in accordance with this Accounting Procedure. A summary of this information shall be provided on a yearly basis, within sixty (60) days from the end of each Calendar Year.

b)

During the Development Period, Contractor shall supply PAM within thirty (30) days from the end of each Calendar Quarter or, in the case of the production statement, within seven (7) days from the end of each Calendar Month:

i.

a production statement;

ii.

a value of production statement;

iii.

a cost recovery statement;

iv.

a statement of expenditure and receipts;

v.a

profit oil and lifting's statement;

vi.a

detailed accounting statement and list of costs and expenses and work performed during Calendar Quarter in question;

vi.

summary of the above information on a cumulative basis.

These statements shall be in accordance with this Accounting Procedure. A summary of this information shall be provided on a yearly basis within sixty (60) days from the end of each Calendar Year.

4.

INSPECTION

a)

For the purposes of auditing in accordance with the Article XIII of the Contract, the auditors may examine and verify at reasonable times and on reasonable notice all charges and credits relating to the Petroleum Operations such as books of account, accounting entries, material records and inventories, vouchers, payrolls, invoices, contracts and sub-contracts of any kind related directly or indirectly to the Contract and any other documents, correspondence and records of Contractor necessary to audit and verify charges and credits. Furthermore, the auditors shall have the right in connection with such audit to visit and inspect at reasonable times and on reasonable notice all sites, plants, facilities, warehouses and offices of Contractor in Mongolia or elsewhere serving the Petroleum Operations, including visiting personnel associated with those operations.

b)

All documents must be maintained and made available for inspection and audit for five (5) years following their date of issue or such longer period as may be required under any legislation applicable.

5.

CURRENCY EXCHANGE

Contractor's books for Petroleum Operations shall be kept in United States Dollars. All U.S. Dollar expenditures shall be charged in the amount expended. All expenditures in Mongolian currency shall be converted into U.S. Dollars in conformity with Article XVII of the Contract, and all other non-U.S. Dollar expenditures shall be converted into U.S. Dollars at the cost of purchase of that currency if such currency was purchased from one of Contractor's U.S. Dollars accounts and, in any other event, at the then prevailing rate of exchange as quoted by the Mongol Bank.

A record shall be kept of the exchange rates used in translating Mongolian currency or other non-U.S. Dollar expenditures to U.S. Dollars.

Subject to PAM's approval, any loss or gain resulting from the exchange of currency shall be charged or credited to the accounts.

6.

BOOKS

Contractor shall keep its books in English, using appropriate accounting method. The books shall be kept in accordance with the Laws and regulations of Mongolia and generally accepted accounting principles prevailing in the international petroleum industry.

7.

REVISION OF ACCOUNTING PROCEDURE

By mutual written agreement between PAM and Contractor, this Accounting Procedure may be revised from time to time in the light of future arrangements.

8.

DETAILED OUTLINE OF ACCOUNTING SYSTEM

Within ninety (90) days after the Effective Date, Contractor shall present to and discuss with PAM a proposed outline of a chart of accounts, detailed classifications of costs, detailed nature of cost centres to be used, operating records and reports to be established in accordance with the Contract and this Accounting Procedure. Such outline shall be in accordance with generally accepted accounting systems, normal practices in the international petroleum industry and the Laws and regulations of Mongolia. Following such discussions, after Government Representative's approval Contractor shall prepare and provide PAM with formal copies of the comprehensive charts of accounts and the manuals to be used.

ARTICLE II
EXPENDITURES AND'RECEIPTS

1.

EXPENDITURES

Subject to the provisions of the Contract, Contractor shall bear and directly pay the following costs and expenses, which costs and expenses shall be classified and recovered by Contractor in accordance with Article VIII of the Contract.

a)

Surface Rights

All direct costs attributable to the acquisition, renewal or relinquishment of surface rights for the Contract Area.

It is understood that Contractor will acquire surface rights only for those areas required by Contractor for installations and operations forming part of Petroleum Operations.

c)

Labor

i.

Gross salaries and wages including cost of holiday, vacation, sickness and disability benefits applicable to such salaries and wages of Contractor's employees assigned to work in Mongolia.

ii.

Cost of living and housing allowances and other customary allowances applicable to salaries and wages of expatriate employees assigned to work in Mongolia and paid bonuses, overtime and other customary allowances applicable to salaries and wages of national employees.

c)

Employee Benefits

Cost of established plans and policies for employee life insurance, social security, hospitalization, pension, retirement, thrift, expatriate tax equalization and other benefits of a like nature which are applicable to labor cost of salaries and wages of Contractor's expatriate and national employees, assigned to work in Mongolia. As to Mongolian employees, severance pay will be charged at a fixed rate applied to payrolls which will equal an amount equivalent to the maximum liability for severance payments as required under Mongolian Laws. Severance pay for non-Mongolian employees shall be in line with the practice in the international petroleum industry.

d)

Material, Equipment and Supplies

Material, equipment and supplies purchased, rented or furnished as such by Contractor.

i.

Purchased

Material, equipment and supplies purchased shall be at the price paid by Contractor or after deduction of all discounts actually received according to the valuation principles established in Paragraph 3.a) of this Article II.

ii     Material Furnished by Contractor or an Affiliate

Material, equipment and supplies required for operations shall be purchased directly whenever practicable, except that Contractor may furnish such material, equipment and supplies from its stocks or the stocks of an Affiliate, provided that the cost of such item shall not materially exceed the cost of a similar item purchased from third parties under similar conditions of insurance and delivery. The value of such material, equipment and supplies shall be established according to the provisions of Paragraph 3.b) of this Article II.

iii.

Warranty

Contractor does not warrant the material, equipment or supplies furnished beyond or back of the dealer's or manufacturer's warranty and, in case of defective material, equipment or supplies credit shall not be recorded until adjustment has been received by Contractor from the manufacturers or their agents.

iv.

Rentals

Materials, equipment and supplies rented shall be charged at actual cost.

e)

Transportation

Business travel and transportation expenses for Contractor's employees assigned to work in Mongolia and transportation expenses for equipment, materials and supplies necessary for the conduct of the Petroleum Operations.

f)

Services

i.         The actual cost of consultants, contract services and utilities procured from third parties, provided, however, that Contractor shall obtain PAM's prior written approval to hire such consultants, contract services and utilities and further provided, that that such costs shall be competitive with those generally charged by international or domestic suppliers for comparable work and services.

ii     Cost of services, including laboratory analysis, drafting, geophysical treatment and interpretation, geological interpretation, engineering and data processing performed by PAM or by Contractor or its Affiliates in facilities inside or outside Mongolia. Use of PAM's or Contractor's or an Affiliate's wholly owned equipment shall be charged at a rental rate commensurate with the cost of ownership and operation and in line with competitive rates currently prevailing in international petroleum industry, at the time of usage.

Services rendered to the Petroleum Operations by Contractor or its Affiliates will be charged on the basis of costs without profits. The charges will be no higher than the normal prices charged to other Affiliates and to third parties for comparable services under similar terms and conditions elsewhere.

If necessary, certified evidence regarding the basis of prices charged, consisting of certification of the amount of such charges which are direct costs of providing the services concerned and of the amount which contribute an allocated proportion of the overheads, may be obtained from the auditors of Contractor or its Affiliate, or, as the case may be, by PAM.

PAM reserves the right to disallow for cost recovery purposes in accordance with the provision of paragraph 5 of this Article II, charges for services rendered by Contractor or its Affiliates if they are higher than the average overall cost charged by petroleum companies to their Affiliates for similar services in the international petroleum industry.

g)

Damages and Losses

Except as made good by insurance charged under subparagraph {h) below, all costs or expenses necessary to replace or repair damages or losses incurred by fire, flood, storm or other causes not controlled by Contractor. Contractor shall furnish PAM written notice of damages or losses incurred as soon as practicable after report of the same has received by Contractor.

h)

Insurance and Claims

Subject to provisions of Article XXIV, the cost of insurance, including public liability, property damage and other insurance, including the coverage against liabilities of Contractor to its employees and/or outsiders as may be carried by Contractor or required by the Laws of Mongolia or as PAM and Contractor may agree upon. The proceeds of any such insurance or claim collected shall be credited against the appropriate expenditure account. If, with the agreement of PAM and Contractor, no insurance is carried for a particular risk, all related actual expenditure incurred and paid by Contractor in settlement of any and all losses, claims, damages, judgments and any other expenses, including legal services, shall be charged to the appropriate expenditure account, as provided in sub-paragraph (g) above.

i.

Camps, Warehouses and other facilities and systems

Direct costs and expenses incurred in Mongolia in respect of maintaining and operating of field facilities such as camps, warehouses, transportation systems, communications systems, water systems and road or other facilities and systems.

j)

Legal Expenses

All costs and expenses of litigation or legal services otherwise necessary or expedient for the protection of the Contract Area, Petroleum Operations and facilities, including attorney's fees and expenses and the pro rata portion of in-house counsel's salaries and expenses, together with all judgments obtained against the parties or any of them on account of the operations under the Contract and actual expenses incurred by any party or parties hereto in securing evidence for the purpose of defending against any action or claim prosecuted or urged in connection with the operations or the subject matter of the Contract. In the event actions or claims affecting the interests hereunder shall be handled by the legal staff of one or more of the parties hereto, a charge commensurate with cost of providing and furnishing such services may be made to operations.

k)

Overhead and administrative expenses

i.

Cost of staffing and maintaining Contractor's head office and other offices established in or outside of Mongolia (except salaries of employees of Contractor, charged as provided in paragraph b) above) shall be charged annually in the following manner, based on the Contractor's annual expenditures in respect of exploration and production operations:

For the first US$ 1,000,000

5%

For the next US$ 4,000,000

3%

For the next US$ 5,000,000

I%

over US$ 10,000,000

0.25%

Contractor shall make provisional quarterly charges to the accounts based on the above rate.

ii.

Salaries and wages and other costs and expenses related to Contractor's personnel which are not charged above and, also, salaries and wages and other costs and expenses related to directing, advising, consulting, controlling and other services, which are not charged according to paragraph f) above are included in the overhead and administrative expenses herewith and shall not be charged to other types of expenses.

iii.

Such overhead and administrative expenses shall be allocated on a quarterly basis among Operating Costs, Exploration Costs and Development Costs according to generally accepted accounting practices used in the international petroleum industry.

l)

Taxes

Taxes (except income taxes), duties, levies or any other impost, if any, paid in Mongolia by Contractor with respect to this Contract.

m)

Other Expenditures

Any justifiable costs, expenses or expenditures, other than those which are covered and dealt with by the foregoing provisions of this Article II, incurred by Contractor for the necessary and proper conduct of the Petroleum Operations and allowed to be recovered by Contractor in accordance with this Contract.

seventy-five per cent (75%) of the current price of new material, equipment and supplies defined in (1) above.

(2)

Material, equipment and supplies which cannot be classified as Condition B but which:

¨

after reconditioning will be further serviceable for original function as good as second-hand material, equipment and supplies (Condition B); or

¨

are serviceable for original function but substantially not suitable for reconditioning, shall be classified as Condition C and priced at fifty per cent (50%) of the current price of new material, equipment and supplies as defined in (1) above. The cost of reconditioning shall be charged to reconditioned material, equipment and supplies provided that the value of Condition C material, equipment and supplies plus the cost of reconditioning do not exceed the value of Condition B material, equipment and supplies.

(3)

Material, equipment and supplies which cannot be classified as Condition B or C shall be priced at a value commensurate with its use.

(4)

When the use of material, equipment and supplies are temporary and the service to the Petroleum Operations does not justify the reduction in price provided for in sub-paragraph b)2)ii) hereof, such material, equipment and supplies shall be priced on a basis that will result in a net charge to the accounts consistent with the value of the services rendered.

4.

COST CENTRES

In order to provide for an efficient control of the recoverable costs under the Contract, all costs must be presented for PAM's review on the basis of cost centres and sub-divisions of these cost centres.

The detailed division shall be agreed upon pursuant to Article l8 of this Annex C. However, as a minimum the following divisions shall be established.

a)

The costs shall be allocated per area in the following manner:

i.

Exploration area.

ii.

Each individual production area.

iii.

Costs related to activities outside the Contract Area, such as pipelines.

iv.

Costs that cannot be related to a certain area.

b)

The costs shall be allocated per Petroleum Operation in the following manner:

i)

Exploration Operations, subdivided further into:

(1)

Aerial, geological, geochemical, paleontological, topographical and other surveys.

(2)

Each individual seismic survey.

(3)

Each individual Exploration or Appraisal Well

(4)

Other machinery, equipment, materials, spare parts and other items.

(5)

infrastructure (roads, airstrips, etc.).

(6)

Support facilities (warehouses, etc.), including an allocation of common service costs (costs related to various Petroleum Operations).

(7)

An allocation of the administrative overhead and general expenses.

(8)

Other costs.

ii)

Development Operations, sub-divided further into:

(1)

Aerial, geological, geochemical, geophysical and other surveys.

(2)

Each individual Development Well.

(3)

Gathering lines.

(4)

Field facilities.

(5)

Tankfarms and other storage facilities for Petroleum.

(6)

Pipelines, trucks.

(7)

Other machinery, equipment, materials, spare parts and other items

(8)

Infrastructure.

(9)

Support facilities, including an allocation of common service costs (cost related to various Petroleum Operations).

(1)

At reasonable intervals as agreed upon by PAM and Contractor inventories shall be taken by Contractor of the operations material, which shall include all such material, physical assets and construction projects.

Written notice of intention to take inventory shall be given by Contractor to PAM at least thirty (30) days before any inventory is to begin so that PAM and may be represented when any inventory is taken. Contractor shall take the inventory at Ieast once per year and upon the termination of the Contract.

2.

RECONCILIATION AND ADJUSTMENT OF INVENTORIES

Reconciliation of inventory shall be made by PAM and Contractor and a list of shortages and overages shall be jointly determined and the inventory adjusted by Contractor.

3.

INVENTORY STATEMENT

a)

Contractor shall maintain detailed records of property in use for the Petroleum Operations in accordance with normal international petroleum industry accounting practices.

b)

On a quarterly basis Contractor shall supply to PAM an Inventory Statement. Such Inventory Statement shall contain:

i.

The description and codes or identification of all controllable assets and materials.

ii.

The amount charged to the accounts for each asset.

iii.

The date on which such asset was charged to the account; and

iv.

Whether the costs of such assets has been recovered pursuant to Article XV of the Contract.

4.

IDENTIFICATION

To the extent possible and reasonable, in accordance with the agreed procedures under Article I.8 of this Annex C, all assets shall be identified with the respective codes or identification for easy inspection.

ARTICLE IV
MEASUREMENT OF PRODUCTION
AND PRODUCTION STATEMENT

1.

The Production Statement shall be prepared in accordance with the following principles:

a)

The Production Sharing Oil or Gas and Cost Oil or Cost Recovery Gas shall be determined on the basis of all Crude Oil and all Gas produced and saved from the Area as provided in Articles VIII and IX of the Contract.

b)

the production of Crude Oil in barrels per day shall be determined as provided in Article VIII of the Contract. Where different grades of Crude Oil are being delivered at the Production Sharing Measurement point(s), the volumes of each grade shall be determined separately.

c)

The total volumes of Crude Oil and Gas produced and saved shall be determined on a daily basis at the shipment point in each Production Area and, where various grades of Crude Oil are being delivered at the shipment point(s), the volumes of such grades of Crude Oil shall be determined separately unless otherwise agreed by PAM and Contractor. The shipment point shall be the point in the Production Area where the Petroleum is being metered prior to transport by pipeline, railcar or truck from the Production Area.

d)

The volumes of Crude Oil shall be corrected for water and sediments and shall be determined on the basis of standard temperatures and pressures. The gravity, sulfur content and other quality indicators of the Crude Oil shall be determined and registered regularly.

e)

The volumes of Gas shall be determined on the basis of standard temperatures and pressures. The energy content, sulfur content and other quality indicators of the Gas shall be determined and registered regularly.

f)

The volume of Crude Oil 'and Gas used in the Petroleum Operations shall be measured and registered on a daily basis; such volumes being the volumes used:

i.

for reinjection.

ii.

for recycling; and

iii.

for energy for the exploration, development and field operations as well as for pipeline pumping requirements.

g)

The volumes of Crude Oil burned or Gas flared or vented shall be registered on a daily basis.

h)

The size of the Crude Oil stocks shall be determined as a minimum at the beginning and the end of each Calendar Month.

2.

Following the commencement of initial commercial production from the Contract Area, Contractor shall submit a monthly Production Statement showing the following information for each Production Area:

a)

The quantity of Crude Oil produced and saved.

b)

The quantity of Gas produced and saved.

c)

The quantities of Petroleum used for the purposes of carrying on drilling and production operations and pumping to field storage.

d)

The quantities of Gas flared.

e)

The size of Petroleum stocks held at the beginning of the month.

f)

The size of Petroleum stocks held at the end of the month.

ARTICLE V
VALUE OF PRODUCTION STATEMENT

1.

Contractor shall prepare each Calendar Quarter a statement providing calculations of the value of the Crude Oil and Gas produced and sold in accordance with this Contract.

This value of Production Statement shall include:

a)

The quantities and prices realized by PAM and Contractor as a result of sales of Crude Oil to third parties during the Calendar Quarter in question.

b)

The quantities and prices realized by PAM and Contractor as a result of sales of Crude Oil during the Calendar Quarter in question to parties other than third parties.

c)

 If paragraph 4 of Article VIII of the Contract is applicable, information available to Contractor concerning the prices of Crude Oil produced by the main Petroleum exporting countries of relevance for the determination of the value of the Crude Oil, including contract prices, discounts and preemie and prices obtained in the spot market.

d)

The quantities and prices realized by PAM and Contractor as a result of the sales of Gas.

ARTICLE VI
COST RECOVERY STATEMENT

1.

Contractor shall prepare each Calendar Quarter in accordance with its obligations, a Cost Recovery statement showing:

a)

Recoverable costs carried from the previous Calendar Quarter, if any.

b)

Recoverable costs incurred during the Calendar Quarter.

c)

Total recoverable costs for the Calendar Quarter.

d)

Quantity and value of Cost Oil or Cost Recovery Gas taken and separately disposed of by Conti actor during the Calcndar Quarter.

e)

Amount of costs recovered for the Calendar Quarter.

f)

Amount of recoverable costs to be carried into the succeeding Calendar Quarter, if any.

2.

CONTROL STATEMENTS

Contractor will establish a Cost Recovery account and an offsetting contra-account to control therein the amount of costs remaining to be recovered and the amount of costs recovered; details of this account will be provided on a quarterly basis to PAM.

ARTICLE VII
STATEMENT OF EXPENDITURES AND RECEIPTS

Contractor shall prepare each Calendar Quarter, in accordance with its obligations, a Statement of Expenditures and Receipts. This statement shall show the following:

1.

The expenditures and receipts contemplated for the Calendar Year in the budget, on the basis of the cost classification and cost centres as provided for in this Accounting Procedure.

2.

The expenditures and receipts accrued during the Calendar Quarter in question, identified recoverable pursuant to this Contract.

3.

The cumulative expenditures and receipts for the Calendar Year under consideration.

4.

Modifications to the budget agreed to in accordance with the Contract.

5.

The latest forecast of cumulative expenditures and receipts for year end.

6.

Variations between budget forecast (as amended by paragraph (d) hereof, where applicable) and latest forecast and reasonable explanations thereof.

ARTICLE VIII
PROFIT OIL AND LIFTINGS STATEMENT

Each Calendar Quarter, Contractor shall prepare a Profit Oil and Liftings Statement containing the following information:

1.

Crude Oil and Gas produced during the Calendar Quarter in question.

2.

Total cumulative Crude Oil and Gas produced up to the end of the Calendar Quarter.

3.

Volume of Profit Sharing Oil and Gas to PAM and Contractor during the Calendar Quarter in question.

4.

Cumulative volume of Profit Sharing Oil and Gas to PAM and Contractor up to the end of the Calendar Quarter in question.

5.

Volume of Cost Oil and Cost Recovery Gas due to Contractor during the Calendar Quarter in question.

6.

Cumulative volume of Cost Oil and Cost Recovery Gas due to Contractor up to the end of the Calendar Quarter in question.

7.

Liftings by PAM and Contractor during the Calendar Quarter in question.

8.

Cumulative liftings by PAM and Contractor up to the end of the Calendar Quarter in question.

9.

Over and under-liftings by PAM and Contractor up to the end of the Calendar Quarter in question.